EXHIBIT 99.14

InterAmerican Gaming Inc. OTCBB : IAGM

May 03, 2012 08:00 ET
CEO Marc Askenasi of IAG talks to The Stock Radio

TORONTO, ONTARIO--(Marketwire - May 3, 2012) -
InterAmerican Gaming Inc. (OTC:IAGM) ("IAG" or "the Company") is pleased to announce the release of a new audio interview with President & CEO, Marc Askenasi. The interview can be accessed at http://thestockradio.com/marc-askenasi-president-of-interamerican-gaming-inc-pinkiagm/798.

About IAG and SoFit

IAG is a digital technology company that develops socially disruptive technologies. IAG builds industry defining businesses through a combination of organic growth and acquisitions. IAG's first product (SoFit) is focused on the mobile health and fitness industry.

SoFit is a new social gaming platform that empowers individuals to improve their health and fitness. SoFit products include integrated mobile applications and complementary wireless devices that fuse the on and offline worlds. Products are currently in development and are expected to launch in the summer of 2012.

Signup for the SoFit invite list at sofitmobile.com to be the first to know about release dates, product details, and special promotions.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook @facebook.com/sofitmobile.

About The Stock Radio

The StockRadio.com is a small-cap research and investment commentary provider. TheStockRadio.com strives to provide a balanced view of many promising small-cap companies that would otherwise fall under the radar of the typical Wall Street investor. We provide investors with an excellent first step in their research and due diligence by providing daily trading ideas, and consolidating the public information available on them. For more information on TheStockRadio please visit http://thestockradio.com

TheStockRadio.com Disclosure

TheStockRadio.com is not a registered investment advisor and nothing contained in any materials should be construed as a recommendation to buy or sell any securities. TheStockRadio.com is a Web site wholly owned by Allan James Group.

TheStockRadio.com nor its affiliates have a beneficial interest in the mentioned company; nor have they received compensation of any kind for any of the companies listed in this communication. Please read our report and visit our Web site, TheStockRadio.com, for complete risks and disclosures.

Contact: info@theStockRadio.com

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
Investor Inquiries
Circadian Group

Tyler M. Troup
mailto:Tyler@Circadian-Group.com

Ryan Troup
mailto:Ryan@Circadian-Group.com

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